Exhibit 12.2

July 6, 2016

First Sentry Bancshares, Inc.

823 Eighth Street

Huntington, WV 25701

RE:	Agreement and Plan of Merger by and among First Sentry Bancshares, Inc., Rock Branch Community Bank, Inc. and First Sentry Bank, Inc.

To the Board of Directors:

We have acted as counsel to First Sentry Bancshares, Inc., a West Virginia corporation (“First Sentry”) in connection with the Merger, as defined and described in the Agreement and Plan of Merger dated as of March 25, 2016, as amended by First Amendment to Agreement and Plan of Merger dated April 20, 2016 (collectively, the “Merger Agreement”) by and between First Sentry, Rock Branch Community Bank, Inc., a bank organized under the laws of West Virginia (“Rock Branch”) and First Sentry Bank, Inc., a West Virginia banking corporation (“Bank”) and wholly owned subsidiary of First Sentry. As set forth in the Merger Agreement, the parties intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and intend for the Merger Agreement to constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. Unless otherwise indicated, each capitalized term has the meaning ascribed to it in the Merger Agreement. This opinion is being delivered in connection with the preparation of First Sentry’s Offering Statement on Form 1-A that is being filed herewith (the “Offering Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933. This opinion is delivered to you pursuant to Item 17 of Form 1-A. All capitalized terms which are defined in the Offering Statement shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) the Merger Agreement, (ii) the Offering Statement, (iii) the Tax Representation Certificate from First Sentry and Bank to Dinsmore & Shohl and Bowles Rice LLP, dated July 6, 2016 and attached hereto as Exhibit A, (iv) the Tax Representation Certificate from Rock Branch to Dinsmore & Shohl and Bowles Rice LLP, dated July 6, 2016 and attached hereto as Exhibit B, and (v) such other documents as we deem necessary or appropriate in order to enable us to render this opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

In rendering our opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, and (ii) the information set forth in the Offering Statement and the statements concerning the Merger in the Merger Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time. We have also assumed that the parties have complied with, and if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof ("Code"), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (the "Regulations"), (iii) current administrative interpretations by the Internal Revenue Service of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

Based upon and subject to the foregoing, in the opinion of Dinsmore & Shohl LLP, (i) the Merger as structured will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code, and (ii) the discussion contained in the Offering Statement under the heading "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER," insofar as it presents legal conclusions with respect to matters of United States federal income tax law, subject to the limitations and qualifications referred to therein, accurately sets forth the material United States federal income tax consequences of the Merger.

The foregoing opinion reflects our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relief upon or assumed herein, or in the transaction documents could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.

Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger or any transaction related thereto or contemplated thereby. We hereby consent to the filing of this opinion as Exhibit 12.2 to the Offering Statement and to the use of our name and the discussion of our opinion under the captions "SUMMARY – United States Federal Income Tax Consequences of the Merger" and "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER," in the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dinsmore & Shohl LLP

DINSMORE & SHOHL LLP

EXHIBIT A

Tax Representation Certificate

This Certificate of First Sentry Bancshares, Inc., a West Virginia corporation (“First Sentry Bancshares”), and First Sentry Bank, Inc., a West Virginia corporation (“First Sentry Bank”), is made as of July 6, 2016, in connection with the Merger of Rock Branch Community Bank, Inc., a bank organized under the laws of West Virginia (“Rock Branch”) with and into First Sentry Bank, for reliance upon by the law firm of Dinsmore & Shohl LLP (“First Sentry Bancshares Counsel”) and for reliance upon by the law firm of Bowles Rice LLP (“Rock Branch Counsel”) in connection with the issuance of an opinion by each of First Sentry Bancshares Counsel and Rock Branch Counsel (the “Opinion Letters”) to be delivered by First Sentry Bancshares Counsel to, and relied upon by, First Sentry Bancshares, and to be delivered by Rock Branch Counsel to, and relied upon by, Rock Branch, to the effect that for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement and the Opinion Letter.

IN CONNECTION WITH THE OPINION LETTER, FIRST SENTRY BANCSHARES AND FIRST SENTRY BANK HEREBY CERTIFY TO COUNSEL FOR ITS RELIANCE, THAT:

1.          As of the date hereof and as of the Closing, neither First Sentry Bancshares nor First Sentry Bank nor any affiliates of those two entities owns any shares of Rock Branch Community Bank, Inc., a West Virginia corporation (“Rock Branch”);

2.          As of the date hereof and as of the Closing, the value of a common share of First Sentry Bancshares stock will be at least $31.62;

3.          The amount of cash payable to the shareholders of Rock Branch as of the Closing (including, without limitation, cash payable in lieu of fractional shares and expenses of shareholders) will constitute 45% of the total consideration payable to the shareholders of Rock Branch as of the Closing, and that 55% of the total consideration payable to the shareholders of Rock Branch as of Closing will consist of First Sentry Bancshares Common Stock;

4.          The payment of cash to holders of Rock Branch Common Stock in lieu of issuing factional shares of First Sentry Bancshares Common Stock does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to shareholders of Rock Branch instead of issuing fractional shares of First Sentry Bancshares Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Rock Branch in exchange of their shares of Rock Branch Common Stock. The fractional share interests of each shareholder of Rock Branch will be aggregated, and no shareholder of Rock Branch will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of First Sentry Bancshares Common Stock;

5.          The amount of cash payable to the shareholders of Rock Branch as of the Closing (including, without limitation, cash payable in lieu of fractional shares and expenses of shareholders) together with cash paid with respect to the Contingent Value Rights under the Merger Agreement will constitute 50% or less of the total consideration payable to the shareholders of Rock Branch under the Merger Agreement;

6.          As of the date hereof and as of the Closing, neither First Sentry Bancshares nor First Sentry Bank nor any affiliates of those two entities has any plans to reacquire shares of First Sentry Bancshares Common Stock from former shareholders of Rock Branch after the Closing;

7.          The Merger Agreement and the ancillary agreements thereto represent the entire understanding of First Sentry Bancshares and First Sentry Bank with respect to the Merger. First Sentry Bancshares and First Sentry Bank have executed and delivered the Merger Agreement to Rock Branch. The Merger will be consummated in accordance with the Merger Agreement. The description of the facts relating to the Merger provided in the Merger Agreement and the Offering Statement, insofar as such facts pertain to First Sentry Bancshares and First Sentry Bank, are true, correct and complete in all material respects.

8.          First Sentry Bancshares and First Sentry Bank have entered or will enter into the Merger Agreement and will affect the Merger for good and valid business reasons; in particular, to combine the business operations of First Sentry Bank and Rock Branch, and not for purposes of tax avoidance. The Merger is an ordinary and necessary incident of the conduct of the enterprise of First Sentry Bancshares and First Sentry Bank and provides for a continuation of the enterprise of Rock Branch. The Merger is logical and sound from a business standpoint, and that tax considerations, if present at all, are secondary. The assumption by First Sentry Bank of the liabilities of Rock Branch pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Rock Branch to First Sentry Bank pursuant to the Merger. The Rock Branch Common Stock will be surrendered pursuant to the Merger in an arm’s length exchange, and the fair market value of First Sentry Bancshares Common Stock and cash in lieu of a fractional share of First Sentry Bancshares Common Stock received by each Rock Branch shareholder in exchange for Rock Branch Common Stock will be approximately equal to the fair market value of Rock Branch Common Stock surrendered by such shareholder for First Sentry Bancshares Common Stock and cash in lieu of a fractional share in the Merger.

9.          To the best knowledge of the management of First Sentry Bancshares, pursuant to the Merger, First Sentry Bank will acquire at least 90% of the fair market value of Rock Branch’s net assets and at least 70% of the fair market value of Rock Branch’s gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by Rock Branch to dissenters, amounts paid by Rock Branch to shareholders who receive cash or other property, amounts used by Rock Branch to pay Merger expenses, amounts paid by Rock Branch to redeem stock, securities, warrants or options of Rock Branch as part of any overall plan of which the Merger is part, and amounts distributed by Rock Branch to its shareholders (except for regular, normal dividends) as part of an overall plan of which the Merger is a part, in each case will be treated as constituting assets of Rock Branch immediately prior to the Effective Time.

10.         No stock of First Sentry Bank will be issued in connection with the Merger.

11.         To the best knowledge of the management of First Sentry Bancshares, there is no plan or intention on the part of any shareholders of Rock Branch to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap that would have the economic effect of a transfer of ownership) any share of First Sentry Bancshares Common Stock received in the Merger (other than fractional shares of First Sentry Bancshares Common Stock for which holders of First Sentry Bancshares Common Stock receive cash in the Merger) to First Sentry Bancshares, or any corporation related to First Sentry Bancshares, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership). For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Code), but determined without regard to Section 1504(b) of the Code, or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code as modified pursuant to Section 304(c)(3)(B) of the Code). For purposes of this representation, a corporation that is a partner in a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

12.         Each of First Sentry Bancshares and First Sentry Bank have paid and will pay only their respective expenses, if any, incurred in connection with the Merger or any related transaction, except that expenses incurred in connection with the filing, printing and mailing of the offering circular and proxy statement and Form 1-A will be shared equally by First Sentry Bancshares and Rock Branch, and First Sentry Bancshares and First Sentry Bank have not agreed to assume, nor will they assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Rock Branch Common Stock in connection with or as part of the Merger or any related transaction.

13.         After the Merger, no dividends or distributions will be made to the former Rock Branch shareholders by First Sentry Bancshares other than dividends or distributions made to all holders of First Sentry Bancshares Common Stock and other than the Distributable Proceeds.

14.         There is no intercorporate indebtedness existing between First Sentry Bancshares (or any of its subsidiaries) and Rock Branch (or any of its subsidiaries) that was issued, acquired or settled prior to the Effective Time at a discount or, to the best knowledge of First Sentry Bancshares and First Sentry Bank, will be settled after the Effective Time at a discount.

15.         First Sentry Bancshares will not (i) elect, or have in effect an election, to be treated as a “regulated investment company” or as a “real estate investment trust” or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, (x) the stock and securities of any subsidiary of First Sentry Bancshares shall be disregarded and First Sentry Bancshares shall be deemed to own its ratable share of such subsidiary’s assets and (y) a corporation shall be considered to be a subsidiary of First Sentry Bancshares if First Sentry Bancshares owns 50% or more of the combined voting power of all classes of the outstanding stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of First Sentry Bancshares’ total assets for such purposes of making this representation, First Sentry Bancshares shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury Regulations, any assets acquired (through incurring indebtedness and otherwise) for the purposes of causing First Sentry Bancshares to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing First Sentry Bancshares to meet the requirements of Section 368(a)(2)(F)(ii) of the Code.

16.         First Sentry Bancshares is not, and will not be, a debtor under the jurisdiction of a court in a Title 11 or similar case. For purposes of the forgoing, a “Title 11 or similar case” means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

17.         At the Effective Time, the fair market value of the assets of Rock Branch transferred to First Sentry Bank in the Merger will equal or exceed the sum of the liabilities assumed by First Sentry Bank in connection with the Merger, plus (without duplication) the amount of liabilities, if any, to which the transferred assets are or will be subject. No liabilities of any person other than Rock Branch will be assumed by First Sentry Bank or First Sentry Bancshares in the Merger.

18.         None of the compensation to be received by any shareholder-employees of Rock Branch from First Sentry or First Sentry Bank represents separate consideration for, or will be allocable to, any of such shareholder-employee’s shares of Rock Branch Common Stock; none of the shares of First Sentry Bancshares Common Stock to be received by any shareholder-employees of Rock Branch in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement; and the compensation paid to any shareholder-employees of Rock Branch will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services.

19.         Immediately prior to the Merger, First Sentry Bank holds no shares of Rock Branch Common Stock. Immediately prior and subsequent to the Merger, First Sentry Bancshares will own all of the shares of all of the classes of issued and outstanding stock of First Sentry Bank. First Sentry Bancshares has no plan or intention (i) to liquidate First Sentry Bank (or to convert First Sentry Bank into a “disregarded” entity within the meaning of Treas. Reg. § 301.7701-3 or a partnership), (ii) to merge First Sentry Bank with and into another corporation, (iii) to sell or otherwise dispose of the stock of First Sentry Bank, or (iv) to cause First Sentry Bank to sell or otherwise dispose of any of the assets of Rock Branch acquired in the Merger, except for dispositions made in the ordinary course of business and the closure of the Scott Depot Branch. Neither First Sentry Bancshares nor First Sentry Bank has any plan or intention to cause First Sentry Bank, after the Merger, to issue additional shares of any class of the stock of First Sentry Bank that would result in First Sentry Bancshares owning less than 80% of the total combined voting power of all classes of stock of First Sentry Bank entitled to vote, or less than 80% of the total number of shares of all other classes of stock of First Sentry Bank.

20.         No assets of Rock Branch will be sold, transferred or otherwise disposed of so as to prevent First Sentry Bank from continuing the historic business of Rock Branch or from using a significant portion of Rock Branch’s historic business assets in a business following the Merger. Following the Merger, First Sentry Bank will continue the conduct of Rock Branch’s historic business or use a significant portion (at least 33-1/3% by value) of Rock Branch’s historic business assets in a business (as described in Treas. Reg. § 1.368-1(d)).

21.         First Sentry Bancshares will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law, and will comply with any applicable filing and reporting requirements under Treas. Reg. § 1.368-3.

22.         The undersigned is authorized to make all of the statements and representations set forth herein on behalf of First Sentry Bancshares and First Sentry Bank.

IN WITNESS WHEREOF, First Sentry Bancshares and First Sentry Bank have executed this Tax Representation Certificate effective as of the date set forth above.

FIRST SENTRY BANCSHARES, INC.,
a West Virginia corporation

By:	/s/ Geoffrey S. Sheils
Name: Geoffrey S. Sheils
Title: President and Chief Executive Officer

FIRST SENTRY BANK, INC.,
a West Virginia corporation

By:	/s/ Geoffrey S. Sheils
Name: Geoffrey S. Sheils
Title: President and Chief Executive Officer

EXHIBIT B

Tax Representation Certificate

This Certificate of Rock Branch Community Bank, Inc., a West Virginia banking corporation ("Rock Branch"), is made as of July 6, 2016, in connection with the Merger of Rock Branch with and into First Sentry Bank, Inc., a West Virginia banking corporation ("First Sentry Bank") and a wholly owned subsidiary of First Sentry Bancshares, Inc., a West Virginia corporation ("First Sentry Bancshares"), for reliance upon by the law firm of Dinsmore & Shohl LLP (“First Sentry Bancshares Counsel”) and for reliance upon by the law firm of Bowles Rice LLP (“Rock Branch Counsel”) in connection with the issuance of an opinion by each of First Sentry Bancshares Counsel and Rock Branch Counsel (the “Opinion Letters”) to be delivered by First Sentry Bancshares Counsel to, and relied upon by, First Sentry Bancshares, and to be delivered by Rock Branch Counsel to, and relied upon by, Rock Branch, to the effect that for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement and the Opinion Letter.

IN CONNECTION WITH THE OPINION LETTER, ROCK BRANCH HEREBY CERTIFIES TO COUNSEL FOR ITS RELIANCE, THAT:

1.          As of the date hereof and as of the Closing, neither First Sentry Bancshares nor First Sentry Bank nor any affiliates of those two entities owns any shares of Rock Branch;

2.          The amount of cash payable to the shareholders of Rock Branch as of the Closing (including, without limitation, cash payable in lieu of fractional shares and expenses of shareholders) will constitute 45% of the total consideration payable to the shareholders of Rock Branch as of the Closing, and that 55% of the total consideration payable to the shareholders of Rock Branch as of Closing will consist of First Sentry Bancshares Common Stock;

3.          The payment of cash to holders of Rock Branch Common Stock in lieu of issuing factional shares of First Sentry Bancshares Common Stock does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to shareholders of Rock Branch instead of issuing fractional shares of First Sentry Bancshares Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Rock Branch in exchange of their shares of Rock Branch Common Stock. The fractional share interests of each shareholder of Rock Branch will be aggregated, and no shareholder of Rock Branch will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of First Sentry Bancshares Common Stock;

4.          The amount of cash payable to the shareholders of Rock Branch as of the Closing (including, without limitation, cash payable in lieu of fractional shares and expenses of shareholders) together with cash paid with respect to the Contingent Value Rights under the Merger Agreement will constitute 50% or less of the total consideration payable to the shareholders of Rock Branch under the Merger Agreement;

5.          To the best knowledge of the management of Rock Branch, there is no plan or intention by the shareholders of Rock Branch who own five percent (5%)or more of the Rock Branch Common Stock, and to the best of the knowledge of the management of Rock Branch, there is no plan or intention on the part of the remaining shareholders of Rock Branch to sell, exchange or otherwise dispose of a number of shares of First Sentry Bancshares Common Stock received in the Merger that would reduce the Rock Branch shareholders' ownership of First Sentry Bancshares Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Rock Branch Common Stock as of the same date. For purposes of this representation, shares of Rock Branch stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of First Sentry Bancshares Common Stock will be treated as outstanding Rock Branch stock on the date of the Merger. Moreover, shares of Rock Branch Common Stock and shares of First Sentry Bancshares Common Stock held by Rock Branch shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

6.          The Merger Agreement and the ancillary agreements thereto represent the entire understanding of Rock Branch with respect to the Merger. Rock Branch has executed and delivered the Merger Agreement to First Sentry Bancshares and First Sentry Bank. The Merger will be consummated in accordance with the Merger Agreement. The description of the facts relating to the Merger provided in the Merger Agreement and the Offering Statement, insofar as such facts pertain to Rock Branch, are true, correct and complete in all material respects.

7.          Rock Branch has entered or will enter into the Merger Agreement and will affect the Merger for good and valid business reasons; in particular, to combine the business operations of First Sentry Bank and Rock Branch, and not for purposes of tax avoidance. The Merger provides for a continuation of the enterprise of Rock Branch. The Merger is logical and sound from a business standpoint, and that tax considerations, if present at all, are secondary. The assumption by First Sentry Bank of the liabilities of Rock Branch pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Rock Branch to First Sentry Bank pursuant to the Merger. The Rock Branch Common Stock will be surrendered pursuant to the Merger in an arm’s length exchange, and the fair market value of First Sentry Bancshares Common Stock and cash in lieu of a fractional share of First Sentry Bancshares Common Stock received by each Rock Branch shareholder in exchange for Rock Branch Common Stock will be approximately equal to the fair market value of Rock Branch Common Stock surrendered by such shareholder for First Sentry Bancshares Common Stock and cash in lieu of a fractional share in the Merger.

8.          Pursuant to the Merger, First Sentry Bank will acquire at least 90% of the fair market value of Rock Branch’s net assets and at least 70% of the fair market value of Rock Branch’s gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by Rock Branch to dissenters, amounts paid by Rock Branch to shareholders who receive cash or other property, amounts used by Rock Branch to pay Merger expenses, amounts paid by Rock Branch to redeem stock, securities, warrants or options of Rock Branch as part of any overall plan of which the Merger is part, and amounts distributed by Rock Branch to its shareholders (except for regular, normal dividends) as part of an overall plan of which the Merger is a part, in each case will be treated as constituting assets of Rock Branch immediately prior to the Effective Time.

9.          To the best knowledge of the management of Rock Branch, there is no plan or intention on the part of any shareholders of Rock Branch to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap that would have the economic effect of a transfer of ownership) any share of First Sentry Bancshares Common Stock received in the Merger (other than fractional shares of First Sentry Bancshares Common Stock for which holders of First Sentry Bancshares Common Stock receive cash in the Merger) to First Sentry Bancshares, or any corporation related to First Sentry Bancshares, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership). For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Code), but determined without regard to Section 1504(b) of the Code, or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code as modified pursuant to Section 304(c)(3)(B) of the Code). For purposes of this representation, a corporation that is a partner in a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

10.         Rock Branch has paid and will pay only its expenses, if any, incurred in connection with the Merger or any related transaction, except that expenses incurred in connection with the filing, printing and mailing of the offering circular and proxy statement and Form 1-A will be shared equally by First Sentry Bancshares and Rock Branch, and First Sentry Bancshares and First Sentry Bank have not agreed to assume, nor will they assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Rock Branch Common Stock in connection with or as part of the Merger or any related transaction.

11.         There is no intercorporate indebtedness existing between First Sentry Bancshares (or any of its subsidiaries) and Rock Branch (or any of its subsidiaries) that was issued, acquired or settled prior to the Effective Time at a discount or, to the best knowledge of the management of Rock Branch, will be settled after the Effective Time at a discount.

12.         Rock Branch will not (i) elect, or have in effect an election, to be treated as a “regulated investment company” or as a “real estate investment trust” or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, (x) the stock and securities of any subsidiary of Rock Branch shall be disregarded and Rock Branch shall be deemed to own its ratable share of such subsidiary’s assets and (y) a corporation shall be considered to be a subsidiary of Rock Branch if Rock Branch owns 50% or more of the combined voting power of all classes of the outstanding stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Rock Branch’s total assets for such purposes of making this representation, Rock Branch shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury Regulations, any assets acquired (through incurring indebtedness and otherwise) for the purposes of causing Rock Branch to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Rock Branch to meet the requirements of Section 368(a)(2)(F)(ii) of the Code.

13.         Rock Branch is not, and will not be, a debtor under the jurisdiction of a court in a Title 11 or similar case. For purposes of the forgoing, a “Title 11 or similar case” means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

14.         At the Effective Time, the fair market value of the assets of Rock Branch transferred to First Sentry Bank in the Merger will equal or exceed the sum of the liabilities assumed by First Sentry Bank in connection with the Merger, plus (without duplication) the amount of liabilities, if any, to which the transferred assets are or will be subject. No liabilities of any person other than Rock Branch will be assumed by First Sentry Bank or First Sentry Bancshares in the Merger.

15.         None of the compensation to be received by any shareholder-employees of Rock Branch from First Sentry or First Sentry Bank represents separate consideration for, or will be allocable to, any of such shareholder-employee’s shares of Rock Branch Common Stock; none of the shares of First Sentry Bancshares Common Stock to be received by any shareholder-employees of Rock Branch in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement; and the compensation paid to any shareholder-employees of Rock Branch will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services.

16.         Immediately prior to the Merger, First Sentry Bank holds no shares of Rock Branch Common Stock. To the best knowledge of the management of Rock Branch, immediately prior and subsequent to the Merger, First Sentry Bancshares will own all of the shares of all of the classes of issued and outstanding stock of First Sentry Bank. To the best knowledge of the management of Rock Branch, First Sentry Bancshares has no plan or intention (i) to liquidate First Sentry Bank (or to convert First Sentry Bank into a “disregarded” entity within the meaning of Treas. Reg. § 301.7701-3 or a partnership), (ii) to merge First Sentry Bank with and into another corporation, (iii) to sell or otherwise dispose of the stock of First Sentry Bank, or (iv) to cause First Sentry Bank to sell or otherwise dispose of any of the assets of Rock Branch acquired in the Merger, except for dispositions made in the ordinary course of business and the closure of the Scott Depot Branch. To the best knowledge of the management of Rock Branch, neither First Sentry Bancshares nor First Sentry Bank has any plan or intention to cause First Sentry Bank, after the Merger, to issue additional shares of any class of the stock of First Sentry Bank that would result in First Sentry Bancshares owning less than 80% of the total combined voting power of all classes of stock of First Sentry Bank entitled to vote, or less than 80% of the total number of shares of all other classes of stock of First Sentry Bank.

17.         No assets of Rock Branch will be, or have been, sold, transferred or otherwise disposed of so as to prevent First Sentry Bank from continuing the historic business of Rock Branch or from using a significant portion of Rock Branch’s historic business assets in a business following the Merger. To the best knowledge of the management of Rock Branch, following the Merger, First Sentry Bank will continue the conduct of Rock Branch’s historic business or use a significant portion (at least 33-1/3% by value) of Rock Branch’s historic business assets in a business (as described in Treas. Reg. § 1.368-1(d)).

18.         Rock Branch will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law, and will comply with any applicable filing and reporting requirements under Treas. Reg. § 1.368-3.

19.         The undersigned is authorized to make all of the statements and representations set forth herein on behalf of Rock Branch.

IN WITNESS WHEREOF, Rock Branch has executed this Tax Representation Certificate effective as of the date set forth above.

ROCK BRANCH COMMUNITY BANK, INC., a West Virginia banking corporation

By:	/s/ Joseph K. McDonie
Name: Joseph K. McDonie
Title: President and Chief Executive Officer